Exhibit 10.1

AMENDMENT NO. 3

THIS AMENDMENT NO. 3 TO FIRST LIEN SENIOR SECURED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of November 9, 2007 (with an Effective Date determined in accordance with Section 5 hereof) by and between TRIPLE CROWN MEDIA, LLC, a Delaware limited liability company (the “Borrower”), TRIPLE CROWN MEDIA, INC., a Delaware corporation (the “Parent”), the subsidiary guarantors identified on the signature pages hereto (the “Subsidiary Guarantors” and collectively, with the Parent, the “Guarantors”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent (the “Administrative Agent”) on behalf of itself and the other lenders party to the Credit Agreement referred to below (the “Lenders”).

STATEMENT OF PURPOSE

The Lenders have extended certain credit facilities to the Borrower pursuant to the First Lien Senior Secured Credit Agreement dated as of December 30, 2005 by and among the Borrower, the Parent, the Subsidiary Guarantors, the Lenders and the Administrative Agent (as amended by Amendment No. 1 dated as of May 19, 2006, Consent and Amendment No. 2 dated as of September 14, 2006, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Borrower has requested that the Lenders 1) consent to the proposed sale of all of the outstanding capital stock of Host Communications, Inc. by B. R. Holding, Inc. (the “Host Sale”), 2) temporarily suspend compliance with certain financial covenants of the Credit Agreement, 3) consent to certain amendments of the Second Lien Term Loan Facility subject to the prior or contemporaneous consent to such amendments by the lenders party to the Second Lien Term Loan Facility and 4) waive any objection to the form of certain financial information required to be supplied by Borrower pursuant to the terms of the Credit Agreement. Subject to the terms and conditions set forth herein, the Lenders are willing to agree to such modifications.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. All capitalized terms used and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2. Consents. Pursuant to Section 9.01 of the Credit Agreement and effective in accordance with Section 5 hereof,

(a) The Lenders hereby agree, and are deemed to consent, to the execution by the Parent and B. R. Holding, Inc. of the stock purchase agreement (including all schedules and exhibits related thereto) with respect to the Host Sale (the “Host Purchase Agreement”) provided that (i) the Host Purchase Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent and (ii) that the foregoing consent shall apply only to the execution of the Host Purchase Agreement and not to the consummation of the Host Sale itself which shall be subject to the further conditions precedent set forth in Section 2(b) below.

(b) The Lenders hereby agree, and are deemed to consent to, consummation of the Host Sale subject to the prior or contemporaneous satisfaction of each of the following conditions:

(i) the Host Sale shall close (the “Host Sale Closing Date”) no later than November 20, 2007;

(ii) the final form of the Host Purchase Agreement and all documentation executed and/or delivered in connection with the Host Sale shall be in form and substance reasonably satisfactory to the Administrative Agent and a copy of the final executed Host Purchase Agreement shall be delivered to the Administrative Agent on the Host Sale Closing Date;

(iii) on the Host Sale Closing Date the Loan Parties shall receive the following: (A) total cash consideration of at least $74,313,000.00 (the “Total Cash Purchase Price”) and (B) net cash consideration of at least $65,500,000.00 (the “Host Net Proceeds”) to be calculated as the Total Cash Purchase Price minus estimated reasonable out-of-pocket closing expenses (not to exceed $2,413,000.00) and minus a working capital escrow in accordance with the Host Purchase Agreement (not to exceed $1,400,000.00 in aggregate amount and for a period not to exceed one hundred fifty (150) days from the Host Sale Closing Date) and minus an indemnification escrow in accordance with the Host Purchase Agreement (not to exceed $5,000,000.00 in aggregate amount and for a period not to exceed eighteen (18) months from the Host Sale Closing Date); and provided that, (1) the Loan Parties shall collaterally assign all of their rights under the Host Purchase Agreement (including all rights to receive payments from the working capital escrow and any other proceeds owing to the Loan Parties under the Host Purchase Agreement) to the Lenders and, subject to the terms of the Intercreditor Agreement, the lenders party to the Second Lien Term Loan Facility and (2) notwithstanding any of the foregoing to the contrary, any proceeds received by any Loan Party from the settlement of the working capital escrow shall be deemed Host Net Proceeds on and as of the date received from escrow; and

(iv) on the Host Sale Closing Date (or with respect to any Host Net Proceeds received subsequently to such date, upon receipt), the Host Net Proceeds shall be applied in accordance with Section 2.06(b) of the Credit Agreement.

(c) Commencing with the fiscal period ending September 30, 2007 and continuing until the earlier to occur of (i) March 30, 2008 and (ii) the occurrence of any Default or Event of Default (the “Suspension Period”), the Lenders hereby agree, and are deemed to consent to, a temporary suspension (with such suspension being given a retroactive effect) of (w) the requirement that the Parent and its Subsidiaries comply with the financial covenants set forth in Section 5.04 of the Credit Agreement (the “Financial Covenants”) and (x) to any corresponding requirement for the payment of Default Interest accruing as a result of the breach, if any, of any Financial Covenant occurring prior to the end of the Suspension Period; provided that (y) upon the consummation of the Host Sale, the Borrower shall demonstrate in writing to the satisfaction of the

Administrative Agent, pro forma compliance with the Senior Leverage Ratio (the “Senior Leverage Ratio”) and the Leverage Ratio ( the “Leverage Ratio”) set forth in Sections 5.04(a) and (b) of the Credit Agreement for the fiscal period ended September 30, 2007 after giving effect to the Host Sale and (z) for the fiscal period ended December 31, 2007, the Borrower shall be in compliance with the Senior Leverage Ratio and the Leverage Ratio, such compliance required pursuant to this subsection (z) to be demonstrated in accordance with the provisions of Section 5.03 of the Credit Agreement. Any failure to comply with subsections (y) or (z) above shall be an immediate Default and Event of Default under the Credit Agreement.

(d) In the event that the Host Sale has not been consummated on or prior to November 20, 2007, then,

(i) on November 21, 2007 the Borrower shall pay to the Administrative Agent for the benefit of each Lender signatory to this Amendment, an amendment fee of 25 basis points on the amount of each such Lender’s Commitment on September 30, 2007; and

(ii) Section 1.01 of the Credit Agreement shall be amended, for the period from and after September 30, 2007 (with retroactive effect being given to such amendment) by deleting the first paragraph of the definition of “Applicable Margin” in its entirety (including the Leverage Ratio chart) and substituting, in lieu thereof, the following:

“Applicable Margin” means (a) in respect of the Revolving Credit Facility, for the period from September 30, 2007 and thereafter, a percentage per annum determined by reference to the Leverage Ratio as set forth below:

Leverage Ratio	Base Rate Advance	Eurodollar Rate Advances
Level I less than 5.0: 1.0	4.00%	5.00%
Level II 5.0: 1.0 or greater, but less than 5.5: 1.0	4.25%	5.25%
Level III 5.5: 1.0 or greater, but less than 6.0: 1.0	4.50%	5.50%
Level IV 6.0: 1.0 or greater	4.75%	5.75%

and (b) in respect of the Term Facility 5.50% per annum for Base Rate Advances and 6.50% per annum for Eurodollar Rate Advances.”

(e) The Lenders hereby agree and are deemed to consent, to the amendments to the Second Lien Term Loan Facility, as set forth on Exhibit A hereto.

3. Waivers. Pursuant to Section 9.01 of the Credit Agreement and effective in accordance with Section 5 hereof, the Lenders hereby waive any objection to the form of the annual forecast information required to be provided by Borrower pursuant to Section 5.03(e) of the Credit Agreement for the Fiscal Year ended June 30, 2007, subject to the satisfaction of each of the following conditions,

(i) the Host Closing Date shall be no later than November 20, 2007; and

(ii) the Borrower shall provide satisfactory annual forecast information (revised to include only the operations of the Borrower remaining after the consummation of the Host Sale) no later than the Host Sale Closing Date.

4. Covenant Regarding Additional Debt. Notwithstanding the provisions of Section 5.02(b) of the Credit Agreement, no Loan Party nor any of its Subsidiaries will at any time after the Effective Date create, incur, guaranty, assume or suffer to exist any additional Debt, other than additional Debt incurred under the Revolving Credit Facility, so long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid (other than any Unaccrued Indemnity Claims), any Letterof Credit shall be outstanding or any Lender Party shall have any Commitment under the Credit Agreement.

5. Conditions to Effectiveness. Upon satisfaction of each of the following conditions, this Amendment shall be deemed to be effective as of September 30, 2007 (the “Effective Date”):

(a) Executed Amendment. The Administrative Agent shall have received a duly executed counterpart of this Amendment from each Loan Party and the Required Lenders; and

(b) Executed Amendment to the Second Lien Term Loan Facility. Prior to or contemporaneous with the execution of this Amendment, the lenders party to the Second Lien Term Loan Facility shall have executed an amendment to the Second Lien Term Loan Facility in form and substance satisfactory to the Administrative Agent.

(b) Fees and Expenses. The Administrative Agent shall have received all applicable fees and reimbursement for all out of pocket charges and other expenses incurred in connection with this Amendment and the administration of the Loan Documents, including, without limitation, the fees, disbursements and other charges of counsel for the Administrative Agent.

6. Other Agreements. As soon as possible, but in any event within forty-five (45) days after the Host Sale Closing Date and in no event later than January 4, 2007 (unless such time period is extended by the Administrative Agent in its sole discretion), the Administrative Agent shall have received deposit account control agreements and security account control agreements, in each case in form and substance satisfactory to the Administrative Agent, for the deposit accounts and security accounts identified on Exhibit B hereto, or, in the alternative, such deposit accounts or security accounts, as the case may be, shall be closed or moved to one or more financial institutions and subject to deposit account control agreements or security account control agreements, as applicable and in form and substance satisfactory to the Administrative

Agent. Failure to comply with the requirements of this Section 5 on or before the applicable deadlines for compliance shall constitute an immediate Default and Event of Default under the Credit Agreement.

7. Refinancing. The Borrower shall use its best efforts to refinance all (but not less than all) of the Facilities ( the Term Facility, the Revolving Credit Facility and the Letter of Credit Facility) and of the Second Lien Term Loan Facility as soon as possible.

8. Limited Effect of Amendment. Except as expressly waived herein, the Credit Agreement and the Loan Documents shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or (b) to prejudice any other right or remedies which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified from time to time.

9. Representations and Warranties. After giving effect to the consents and waiver set forth herein, each Loan Party hereby certifies that (a) each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof as if fully set forth herein (except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date) and (b) no Default or Event of Default has occurred and is continuing as of the date hereof.

10. Acknowledgement by Guarantors. By their execution hereof, each of the Guarantors hereby expressly a) consents to the modifications and amendments set forth in this Amendment, (b) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in each of the Loan Documents to which it is a party and (c) acknowledges, represents and agrees that its respective covenants, representations, warranties and other obligations set forth in each of the Loan Documents to which it is a party remain in full force and effect.

11. Release. For and in consideration of the agreements of the Administrative Agent and the other Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and each of the other Loan Parties hereby forever release and discharge the Administrative Agent and the Lenders, each of their respective officers, directors, employees, agents, affiliates, representatives, successors and assigns (collectively, the “Released Parties”) from any and all claims, causes of actions, damages and liabilities of any nature whatsoever, known or unknown, which the Borrower or any Loan Party ever had, now has or might hereafter have against one or more of the Released Parties which relates, directly or indirectly, to the Loan Documents or the transactions relating thereto, to the extent that any such claim, cause of action, damage or liability shall be based in whole or in part upon facts, circumstances, actions or events existing on or prior to the date hereof.

12. Miscellaneous.

(a) Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York.

(b) Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. In the event there is a conflict or inconsistency between this Amendment and the Credit Agreement, the terms of this Amendment shall control.

(c) Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their beneficiaries, successors and assigns.

(d) Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

(e) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together constitute one and the same agreement.

(f) Facsimile Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

TRIPLE CROWN MEDIA, LLC, as Borrower

By:
Name:
Title:

TRIPLE CROWN MEDIA, INC., as Parent and a Guarantor

By:
Name:
Title:

BR ACQUISITION CORP., as a Guarantor

By:
Name:
Title:

BR HOLDING, INC., as a Guarantor

By:
Name:
Title:

DATASOUTH COMPUTER CORPORATION, as a Guarantor

By:
Name:
Title:

GRAY PUBLISHING, LLC, as a Guarantor

By:
Name:
Title:

[Amendment No. 3 to Credit Agreement - Triple Crown Media]

HOST COMMUNICATIONS, INC., as a Guarantor

By:
Name:
Title:

[Amendment No. 3 to Credit Agreement - Triple Crown Media]

PINNACLE SPORTS PRODUCTIONS, LLC

By:	HOST COMMUNICATIONS, INC., as sole member

By:
Name:	Mark G. Meikle
Title:	Executive Vice President/CFO

[Amendment No. 3 to Credit Agreement - Triple Crown Media]

CAPITAL SPORTS PROPERTIES, INC. as a Guarantor

By:
Name:
Title:

[Amendment No. 3 to Credit Agreement - Triple Crown Media]

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and on behalf of the Required Lenders

By:
Name:
Title:	Managing Director

[Amendment No. 3 to Credit Agreement - Triple Crown Media]

REQUIRED LENDERS:

, as a Lender
(Please print or type legal name)

By:
Name:
Title:

[Amendment No. 3 to Credit Agreement - Triple Crown Media]